NAUTILUS MARINE ACQUISITION CORP.

UNDERWRITING AGREEMENT

New York, New York
July 14, 2011

Maxim Group LLC
405 Lexington Avenue
New York, NY 10174
As Representative of the Underwriters
named on Schedule A hereto

Re: Public Offering of Securities

Ladies and Gentlemen:

The undersigned, Nautilus Marine Acquisition Corp., a corporation organized under the laws of the Marshall Islands (“Company”), hereby confirms its agreement with Maxim Group LLC (“Maxim”) and with the other underwriters named on Schedule I hereto for which Maxim is acting as representative (Maxim, in its capacity as representative, is referred to herein variously as “you,” or the “Representative”; the Representative and the other underwriters are collectively referred to as the “Underwriters” or, individually, an “Underwriter”) as follows:

1.           Purchase and Sale of Securities.

1.1         Firm Securities.

1.1.1           Purchase of Firm Units.  On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell, severally and not jointly, to the several Underwriters, an aggregate of 4,800,000 units (“Firm Units”) of the Company, at a purchase price (net of discounts and commissions) of $9.755 per Firm Unit.  The Underwriters, severally and not jointly, agree to purchase from the Company the number of Firm Units set forth opposite their respective names on Schedule I attached hereto and made a part hereof at a purchase price (net of discounts and commissions) of $9.755 per Firm Unit.  The Firm Units are to be offered initially to the public (“Offering”) at the offering price of $10.00 per Firm Unit.  Each Firm Unit consists of (i) one share of common stock of the Company, par value $0.0001 per share (the “Common Stock”) and (ii) one warrant (“Warrant”) to purchase one share of Common Stock.  The Common Stock and Warrants included in the Firm Units will trade separately on the tenth business day following the earlier to occur of (i) the expiration of the Over-allotment Option (as defined in Section 1.2.1 hereof), which is 45 days from the date of the Prospectus (as defined in Section 2.1.1 hereof), (ii) its exercise in full or (iii) the announcement by the Underwriters of their intention not to exercise all or any remaining portion of the Over-allotment Option, but in no event will the Common Stock and Warrants included in the Firm Units trade separately until the business day after (i) the Company has filed with the Securities and Exchange Commission (the “Commission”) a Current Report on Form 6-K which includes an audited balance sheet reflecting the Company’s receipt of the proceeds of the Offering and the Private Placement (as defined in Section 1.3), including any proceeds the Company receives from the exercise of the Over-allotment Option if such option is exercised prior to the filing of the Form 6-K and (ii) the Company has filed with the Commission a Current Report on Form 6-K and issued a press release announcing when such separate trading will begin.  Each Warrant entitles its holder to exercise it to purchase one share of Common Stock for $11.50 during the period commencing on the later of thirty (30) days after the consummation by the Company of its initial “Business Transaction” (as defined below) or one year from the effective date (“Effective Date”) of the Registration Statement (as defined in Section 2.1.1 hereof) and terminating on the five-year anniversary of the date of consummation of the Company’s initial Business Transaction.  “Business Transaction” shall mean the Company’s acquisition of one or more operating businesses or assets through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, exchangeable share transaction or other similar business transaction as described in the Registration Statement.

1.1.2           Payment and Delivery.  Delivery and payment for the Firm Units shall be made at 10:00 a.m., New York City time, on the fourth Business Day (as defined below) following the effective date of the Registration Statement or at such earlier time as shall be agreed upon by the Representative and the Company at the offices of Lowenstein Sandler PC (“Lowenstein”) or at such other place as shall be agreed upon by the Representative and the Company.  The hour and date of delivery and payment for the Firm Units are called “Closing Date.”  Payment for the Firm Units shall be made on the Closing Date at the Representative’s election by wire transfer in Federal (same day) funds or by certified or bank cashier’s check(s) in New York Clearing House funds, payable as follows: $48,480,000 of the proceeds received by the Company for the Firm Units and the Insider Warrants (as defined below) shall be deposited in the trust account established by the Company for the benefit of the public stockholders as described in the Registration Statement (“Trust Account”) pursuant to the terms of an Investment Management Trust Agreement (“Trust Agreement”) between the Company and American Stock Transfer & Trust Company (“AST”) and the remaining proceeds shall be paid (subject to Section 3.12 hereof) to the order of the Company upon delivery to you of certificates (in form and substance satisfactory to the Underwriters) representing the Firm Units (or through the facilities of the Depository Trust Company (“DTC”)) for the account of the Underwriters.  The Firm Units shall be registered in such name or names and in such authorized denominations as the Representative may request in writing at least two full Business Days prior to the Closing Date.  The Company will permit the Representative to examine and package the Firm Units for delivery, at least one full Business Day prior to the Closing Date.  The Company shall not be obligated to sell or deliver the Firm Units except upon tender of payment by the Representative for all the Firm Units.  “Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

1.2         Over-Allotment Option.

1.2.1           Option Units.  For the purposes of covering any over-allotments in connection with the distribution and sale of the Firm Units, the Underwriters are hereby granted, severally and not jointly, an option to purchase up to an additional 720,000 units from the Company (“Over-allotment Option”).  Such additional 720,000 units, the net proceeds of which will be deposited in the Trust Account, are hereinafter referred to as “Option Units.”  The Firm Units and the Option Units are hereinafter collectively referred to as the “Units,” and the Units, the shares of Common Stock and Warrants included in the Units, and the shares of Common Stock issuable upon exercise of the Warrants are hereinafter referred to collectively as the “Public Securities.”  The purchase price to be paid for the Option Units will be $10.00 per Option Unit.

1.2.2           Exercise of Option.  The Over-allotment Option granted pursuant to Section 1.2.1 hereof may be exercised by the Representative as to all (at any time) or any part (from time to time) of the Option Units within 45 days after the Effective Date.  The Underwriters will not be under any obligation to purchase any Option Units prior to the exercise of the Over-allotment Option.  The Over-allotment Option granted hereby may be exercised by the giving of oral notice to the Company by the Representative, which must be confirmed in writing by overnight mail or facsimile transmission setting forth the number of Option Units to be purchased and the date and time for delivery of and payment for the Option Units (the “Option Closing Date”), which will not be later than five full Business Days after the date of the notice or such other time and in such other manner as shall be agreed upon by the Company and the Representative, at the offices of Lowenstein or at such other place as shall be agreed upon by the Company and the Representative.  Upon exercise of the Over-allotment Option, the Company will become obligated to convey to the Underwriters, and, subject to the terms and conditions set forth herein, the Underwriters will become obligated to purchase, the number of Option Units specified in such notice.

1.2.3           Payment and Delivery.  Payment for the Option Units shall be made on the Option Closing Date at the Representative’s election by wire transfer in Federal (same day) funds or by certified or bank cashier’s check(s) in New York Clearing House funds, payable as follows: $7,200,000 shall be deposited in the Trust Account pursuant to the Trust Agreement and the remaining proceeds shall be paid (subject to Section 3.12 hereof) to the order of the Company upon delivery to you of certificates (in form and substance satisfactory to the Underwriters) representing the Option Units (or through the facilities of DTC) for the account of the Underwriters.  The certificates representing the Option Units to be delivered will be in such denominations and registered in such names as the Representative requests not less than two full Business Days prior to the Closing Date or the Option Closing Date, as the case may be, and will be made available to the Representative for inspection, checking and packaging at the aforesaid office of the Company’s transfer agent or correspondent not less than one full Business Day prior to such Closing Date.  In addition, in the event the Over-Allotment Option is exercised, the Representative will provide the Company with a loan (the “Loan”) equal to the number of Option Units sold in the Over-Allotment Option multiplied by $0.10 (or an aggregate of up to $72,000 if the Over-Allotment Option is exercised in full), which proceeds shall be deposited into the Trust Account.  In the event the Over-Allotment Option is exercised, the Company shall execute and deliver a note to the Representative on the Option Closing Date, evidencing the Loan.  The Loan will not bear interest and will mature on the closing of a Business Transaction (the “Loan Maturity Date”); provided, that in the event the Company does not complete a Business Transaction within the time period set forth in the Trust Agreement, the Loan will not be payable by the Company to the Representative.  The Representative shall have the option of having the Company pay the Loan on the Loan Maturity Date in either (i) cash or (ii) in warrants at a conversion price of $0.75 per warrant and which warrants shall have identical terms as the Insider Warrants (defined below).

1.3         Insider Warrants.  Pursuant to a Subscription Agreement, annexed as Exhibit 10.8 of the Registration Statement (the “Subscription Agreement”), the Company shall issue and sell to the parties thereto, an aggregate of 3,108,000 warrants having the terms described in the Subscription Agreement (the “Insider Warrants”), for a purchase price of $0.75 per Insider Warrant, in a private placement pursuant to Regulation S or Section 4(2) of the Act occurring prior to the Closing (the “Private Placement”).

1.4         Representative’s Purchase Option.

1.4.1           Purchase Option.  The Company hereby agrees to issue and sell to the Representative (and/or their designees) on the Effective Date an option (“Representative’s Purchase Option”) for the purchase of an aggregate of 150,000 units (the “Representative’s Units”) for an aggregate purchase price of $100.00.  Each of the Representative’s Units is identical to the Firm Units.  The Representative’s Purchase Option shall be exercisable, in whole or in part, commencing on the later of the consummation of a Business Transaction or one year from the Effective Date and expiring on the five-year anniversary of the Effective Date at an initial exercise price per Representative’s Unit of $11.00.  The Representative’s Purchase Option, the Representative’s Units, the shares of Common Stock and Warrants included in the Representative’s Units (the “Representative’s Warrants”) and the shares of Common Stock issuable upon exercise of the Representative’s Warrants are hereinafter referred to collectively as the “Representative’s Securities.”  The Public Securities and the Representative’s Securities are hereinafter referred to collectively as the “Securities.”  The Representative understands and agrees that there are significant restrictions against transferring the Representative’s Purchase Option during the first year after the Effective Date, as set forth in Section 3 of the Representative’s Purchase Option.

1.4.2           Delivery and Payment.  Delivery and payment for the Representative’s Purchase Option shall be made on the Closing Date.  The Company shall deliver to the Underwriters, upon payment therefor, certificates for the Representative’s Purchase Option in the name or names and in such authorized denominations as the Representative may request.

1.5         Contingent Portion of Underwriters’ Discount. The Representative, on behalf of itself and the other Underwriters, agrees that 1% of the gross proceeds from the sale of the Firm Units ($480,000) (the “Contingent Discount”) will be delivered to the Company for deposit in the Trust Account. The parties hereto agree that such amounts shall remain payable to the Underwriters upon the consummation of a Business Combination. In the event the Company is unable to consummate a Business Combination and AST, commences liquidation of the Trust Account as provided in the Trust Agreement, the Representative, on behalf of itself and the other Underwriters, agrees that (i) the several Underwriters shall forfeit any rights or claims to the Contingent Discount and (ii) the Contingent Discount, together with the all other amounts on deposit in the Trust Fund, and any accrued interest thereon (net of taxes payable), shall be distributed on a pro-rata basis among the holders of the shares of Common Stock included in the Units sold in the Offering.

2.         Representations and Warranties of the Company.  The Company represents and warrants to the Underwriters as follows:

2.1         Filing of Registration Statement.

2.1.1           Pursuant to the Act.  The Company has filed with the Commission a registration statement and an amendment or amendments thereto, on Form F-1 (File No. 333-174634), including any related preliminary prospectus (“Preliminary Prospectus”), for the registration of the Securities under the Securities Act of 1933, as amended (“Act”), which registration statement and amendment or amendments have been prepared by the Company in conformity with the requirements of the Act, and the rules and regulations (the “Regulations”) of the Commission under the Act.  The conditions for use of Form F-1 to register the Offering under the Act, as set forth in the General Instructions to such Form, have been satisfied. Except as the context may otherwise require, such registration statement, as amended, on file with the Commission at the time the registration statement becomes effective (including the prospectus, financial statements, schedules, exhibits and all other documents filed as a part thereof or incorporated therein and all information deemed to be a part thereof as of such time pursuant to Rule 430A of the Regulations), is hereinafter called the “Registration Statement,” and the form of the final prospectus dated the Effective Date included in the Registration Statement (or, if applicable, the form of final prospectus filed by the Company with the Commission pursuant to Rule 424 of the Regulations), is hereinafter called the “Prospectus.”  For purposes of this Agreement, “Time of Sale,” as used in the Act, means 4:30 p.m. New York City time, on the date of this Agreement.  Prior to the Time of Sale, the Company prepared a preliminary Prospectus, which was included in the Registration Statement dated June 17, 2011, for distribution by the Underwriters (the “Sale Preliminary Prospectus”).  If the Company has filed, or is required pursuant to the terms hereof to file, a Registration Statement pursuant to Rule 462(b) under the Act registering additional Securities of any type (a “Rule 462(b) Registration Statement”), then, unless otherwise specified, any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462(b) Registration Statement.  Other than a Rule 462(b) Registration Statement, which, if filed, becomes effective upon filing, no other document with respect to the Registration Statement has heretofore been filed with the Commission.  All of the Public Securities have been registered for public sale under the Act pursuant to the Registration Statement or, if any Rule 462(b) Registration Statement is filed, will be duly registered for public sale under the Act with the filing of such Rule 462(b) Registration Statement.  The Registration Statement has been declared effective by the Commission on the date hereof.  If, subsequent to the date of this Agreement, the Company or the Representative has determined that at the Time of Sale the Sale Preliminary Prospectus includes an untrue statement of a material fact or omitted a statement of material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and have agreed to provide an opportunity to purchasers of the Firm Units to terminate their old purchase contracts and enter into new purchase contracts, then the Sale Preliminary Prospectus will be deemed to include any additional information available to purchasers at the time of entry into the first such new purchase contract.

2.1.2           Pursuant to the Exchange Act.  The Company has filed with the Commission a Form 8-A (File Number 000-35235) providing for the registration under the Securities Exchange Act of 1934, as amended (“Exchange Act”), of the Units, the Common Stock and the Warrants.  The registration of the Units, the Common Stock and Warrants under the Exchange Act has been declared effective by the Commission on the date hereof.

2.2         No Stop Orders, Etc.  Neither the Commission nor, to the best of the Company’s knowledge, any state regulatory authority has issued any order or threatened to issue any order preventing or suspending the use of any Sale Preliminary Prospectus or Prospectus or has instituted or, to the best of the Company’s knowledge, threatened to institute any proceedings with respect to such an order.

2.3         Disclosures in Registration Statement.

2.3.1           10b-5 Representation.  At the time the Registration Statement became effective and at all times subsequent thereto up to the Closing Date and the Option Closing Date, if any, the Registration Statement, the Sale Preliminary Prospectus and the Prospectus do and will contain all material statements that are required to be stated therein in accordance with the Act and the Regulations, and will in all material respects conform to the requirements of the Act and the Regulations; and neither the Registration Statement, the Sale Preliminary Prospectus nor the Prospectus, nor any amendment or supplement thereto, on their respective dates, nor the Sale Preliminary Prospectus as of the Time of Sale (or such subsequent Time of Sale pursuant to Section 2.1.1), does or will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  When any Preliminary Prospectus or the Sale Preliminary Prospectus was first filed with the Commission (whether filed as part of the Registration Statement for the registration of the Securities or any amendment thereto or pursuant to Rule 424(a) of the Regulations) and when any amendment thereof or supplement thereto was first filed with the Commission, such Preliminary Prospectus or the Sale Preliminary Prospectus and any amendments thereof and supplements thereto complied or will comply in all material respects with the applicable provisions of the Act and the Regulations and did not and will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The representation and warranty made in this Section 2.3.1 does not apply to statements made or statements omitted in reliance upon and in conformity with written information furnished to the Company with respect to the Underwriters by the Representative expressly for use in the Registration Statement, the Sale Preliminary Prospectus or the Prospectus or any amendment thereof or supplement thereto.

2.3.2           Disclosure of Agreements.  The agreements and documents described in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus conform to the descriptions thereof contained therein and there are no agreements or other documents required to be described in the Registration Statement, the Sale Preliminary Prospectus or the Prospectus or to be filed with the Commission as exhibits to the Registration Statement, that have not been so described or filed.  Each agreement or other instrument (however characterized or described) to which the Company is a party or by which its property or business is or may be bound or affected and (i) that is referred to in the Sale Preliminary Prospectus or the Prospectus, or (ii) is material to the Company’s business, has been duly and validly executed by the Company, is in full force and effect and is enforceable against the Company and, to the Company’s knowledge, the other parties thereto, in accordance with its terms, except (x) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (y) as enforceability of any indemnification or contribution provision may be limited under the Federal, foreign and state securities laws, and (z) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, and none of such agreements or instruments has been assigned by the Company, and neither the Company nor, to the best of the Company’s knowledge, any other party is in breach or default thereunder and, to the best of the Company’s knowledge, no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a breach or default thereunder.  The performance by the Company of the material provisions of such agreements or instruments will not result in a violation of any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its assets or businesses, including, without limitation, those relating to environmental laws and regulations.

2.3.3           Prior Securities Transactions.  No securities of the Company have been sold by the Company or by or on behalf of, or for the benefit of, any person or persons controlling, controlled by, or under common control with the Company since the Company’s formation, except as disclosed in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus.

2.3.4           Regulations.  The disclosures in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus concerning the effects of Federal, foreign, state and local regulation on the Company’s business as currently contemplated are correct in all material respects and do not omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

2.4         Changes After Dates in Registration Statement.

2.4.1           No Material Adverse Change.  Since the respective dates as of which information is given in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus, except as otherwise specifically stated therein, (i) there has been no material adverse change in the condition, financial or otherwise, or business prospects of the Company, (ii) there have been no material transactions entered into by the Company, other than as contemplated pursuant to this Agreement, and (iii) no member of the Company’s management has resigned from any position with the Company.

2.4.2           Recent Securities Transactions; Etc.  Subsequent to the respective dates as of which information is given in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus, and except as may otherwise be indicated or contemplated herein or therein, the Company has not (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money; or (ii) declared or paid any dividend or made any other distribution on or in respect to its equity securities.

2.5         Independent Accountants.  To the Company’s knowledge, Withum Smith & Brown, PC (“WSB”), whose report is filed with the Commission as part of the Registration Statement, the Sale Preliminary Prospectus and the Prospectus and included in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus, are independent registered public accountants as required by the Act and the Regulations.  WSB has not, during the periods covered by the financial statements included in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus, provided to the Company any non-audit services, as such term is used in Section 10A(g) of the Exchange Act.

2.6         Financial Statements.  The financial statements, including the notes thereto and supporting schedules included in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus fairly present the financial position, the results of operations and the cash flows of the Company at the dates and for the periods to which they apply; such financial statements have been prepared in conformity with generally accepted accounting principles, consistently applied throughout the periods involved; and the supporting schedules included in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus present fairly the information required to be stated therein.  The Registration Statement, the Sale Preliminary Prospectus and the Prospectus disclose all material off-balance sheet transactions, arrangements, obligations (including contingent obligations), and other relationships of the Company with unconsolidated entities or other persons that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses.  There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus that are not included as required.

2.7         Authorized Capital; Options; Etc.  The Company had at the date or dates indicated in the Sale Preliminary Prospectus and the Prospectus duly authorized, issued and outstanding capitalization as set forth in the Registration Statement, the Sale Preliminary Prospectus, and the Prospectus.  Based on the assumptions stated in the Registration Statement, the Sale Preliminary Prospectus, and the Prospectus, the Company will have on the Closing Date the adjusted stock capitalization set forth therein.  Except as set forth in, or contemplated by the Registration Statement, the Sale Preliminary Prospectus and the Prospectus, on the Effective Date and on the Closing Date, there will be no options, warrants, or other rights to purchase or otherwise acquire any authorized but unissued shares of Common Stock of the Company or any security convertible into shares of Common Stock of the Company, or any contracts or commitments to issue or sell shares of Common Stock or any such options, warrants, rights or convertible securities.

2.8         Valid Issuance of Securities; Etc.

2.8.1           Outstanding Securities.  All issued and outstanding securities of the Company (including, without limitation, the Insider Warrants) have been duly authorized and validly issued and are fully paid and non-assessable; the holders thereof have no rights of rescission with respect thereto, and are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company.  The authorized Units, Common Stock and Warrants conform in all material respects to all statements relating thereto contained in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus.  The offers and sales of the outstanding securities of the Company were at all relevant times either registered under the Act and the applicable state securities or Blue Sky laws or exempt from such registration requirements.

2.8.2           Securities Sold Pursuant to this Agreement.  The Securities have been duly authorized and, when issued and paid for, will be validly issued, fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability by reason of being such holders; the Securities are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of the Securities has been duly and validly taken.  The form of certificates for the Securities conform to the corporate law of the jurisdiction of the Company’s incorporation.  The Securities conform in all material respects to all statements with respect thereto contained in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus.  The shares of Common Stock underlying the Units and issuable upon exercise of the Warrants have been reserved for issuance upon separation of the Units and the exercise of the Warrants and, when issued in accordance with the terms of the Units and the Warrants, will be duly and validly authorized, validly issued, fully paid and non-assessable, and the holders thereof are not and will not be subject to personal liability by reason of being such holders.  When issued, the Representative’s Purchase Option, the Representative’s Warrants and the Warrants will constitute valid and binding obligations of the Company to issue and sell, upon exercise thereof and payment of the respective exercise prices therefor, the number and type of securities of the Company called for thereby in accordance with the terms thereof and such Representative’s Purchase Option, the Representative’s Units, the Representative’s Warrants and the Warrants are enforceable against the Company in accordance with their respective terms, except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; (ii) as enforceability of any indemnification or contribution provision may be limited under the Federal, foreign and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.  The shares of Common Stock underlying the Units included in the Representative’s Units and issuable upon exercise of the Representative’s Warrants have been reserved for issuance upon separation of the Representative’s Units and the exercise of the Representative’s Warrants and, when issued in accordance with the terms of the Representative’s Units and the exercise of the Representative’s Warrants, will be duly and validly authorized, validly issued, fully paid and non-assessable, and the holders thereof are not and will not be subject to personal liability by reason of being such holders.

2.8.3           Insider Warrants  The Insider Warrants constitute valid and binding obligations of the Company to issue and sell, upon exercise thereof and payment of the respective exercise prices therefor, the number and type of securities of the Company called for thereby in accordance with the terms thereof, and such Insider Warrants are enforceable against the Company in accordance with their respective terms, except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; (ii) as enforceability of any indemnification or contribution provision may be limited under Federal, foreign and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.  The shares of Common Stock issuable upon exercise of the Insider Warrants have been reserved for issuance upon the exercise of the Insider Warrants and, when issued in accordance with the terms of the Insider Warrants, will be duly and validly authorized, validly issued, fully paid and non-assessable, and the holders thereof are not and will not be subject to personal liability by reason of being such holders.

2.8.4           No Integration.  Other than with respect to the Insider Warrants, neither the Company nor any of its affiliates has, prior to the date hereof, made any offer or sale of any securities which are required to be or may be “integrated” pursuant to the Act or the Regulations with the offer and sale of the Securities pursuant to the Registration Statement.

2.9         Registration Rights of Third Parties.  Except as set forth in the Sale Preliminary Prospectus and the Prospectus, no holders of any securities of the Company or any rights exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register any such securities of the Company under the Act or to include any such securities in a registration statement to be filed by the Company.

2.10         Validity and Binding Effect of Agreements.  This Agreement, the Warrant Agreement (as defined in Section 2.21 hereof), the Trust Agreement, the Representative’s Purchase Option and the Subscription Agreement have been duly and validly authorized by the Company and constitute the valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms, except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (ii) as enforceability of any indemnification or contribution provision may be limited under the Federal, foreign and state securities laws, and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

2.11         No Conflicts, Etc.  The execution, delivery, and performance by the Company of this Agreement, the Warrant Agreement, the Trust Agreement, the Representative’s Purchase Option and the Subscription Agreement, the consummation by the Company of the transactions herein and therein contemplated and the compliance by the Company with the terms hereof and thereof do not and will not, with or without the giving of notice or the lapse of time or both (i) result in a breach of, or conflict with any of the terms and provisions of, or constitute a default under, or result in the creation, modification, termination or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any agreement or instrument to which the Company is a party except pursuant to the Trust Agreement referred to in Section 2.23 hereof; (ii) result in any violation of the provisions of the Articles of Incorporation; or (iii) violate any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or business.

2.12         No Defaults; Violations.  No material default exists in the due performance and observance of any term, covenant or condition of any material license, contract, indenture, mortgage, deed of trust, note, loan or credit agreement, or any other agreement or instrument evidencing an obligation for borrowed money, or any other material agreement or instrument to which the Company is a party or by which the Company may be bound or to which any of the properties or assets of the Company is subject.  The Company is not in violation of any term or provision of its Articles of Incorporation or in violation of any material franchise, license, permit, applicable law, rule, regulation, judgment or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or businesses.

2.13       Corporate Power; Licenses; Consents.

2.13.1           Conduct of Business.  The Company has all requisite corporate power and authority, and has all necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies that it needs as of the date hereof to conduct its business as described in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus.  The disclosures in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus concerning the effects of Federal, state and local regulation on this Offering and the Company’s business purpose as currently contemplated are correct in all material respects and do not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

2.13.2           Transactions Contemplated Herein.  The Company has all corporate power and authority to enter into this Agreement and to carry out the provisions and conditions hereof, and all consents, authorizations, approvals and orders required in connection therewith have been obtained.  No consent, authorization or order of, and no filing with, any court, government agency or other body is required for the valid issuance, sale and delivery, of the Securities and the consummation of the transactions and agreements contemplated by this Agreement, the Warrant Agreement, the Trust Agreement, the Representative’s Purchase Option and the Subscription Agreement and as contemplated by the Registration Statement, the Sale Preliminary Prospectus and the Prospectus, except with respect to applicable Federal and state securities laws and the rules and regulations promulgated by the Financial Industry Regulatory Authority (“FINRA”).

2.14       D&O Questionnaires.  To the best of the Company’s knowledge, all information contained in the questionnaires (“Questionnaires”) completed by each of the Company’s stockholders, officers and directors (“Insiders”) and provided to the Representative is true and correct and the Company has not become aware of any information which would cause the information disclosed in the questionnaires completed by each Insider to become inaccurate or incorrect.

2.15       Litigation; Governmental Proceedings.  There is no action, suit, proceeding, inquiry, arbitration, investigation, litigation or governmental proceeding pending or, to the best of the Company’s knowledge, threatened against, or involving the Company or, to the best of the Company’s knowledge, any Insider which has not been disclosed, that is required to be disclosed, in the Registration Statement, the Sale Preliminary Prospectus, the Prospectus or the Questionnaires.

2.16       Good Standing.  The Company has been duly organized and is validly existing as a corporation and is in good standing under the laws of its state of incorporation or organization, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of business requires such qualification, except where the failure to qualify would not have a material adverse effect on the assets, business or operations of the Company.

2.17       [Intentionally omitted].

2.18       Transactions Affecting Disclosure to FINRA.

2.18.1           Finder’s Fees.  There are no claims, payments, arrangements, agreements or understandings relating to the payment of a finder’s, consulting or origination fee by the Company or any Insider with respect to the sale of the Securities hereunder or any other arrangements, agreements or understandings of the Company or any Insider that may affect the Underwriters’ compensation, as determined by FINRA.

2.18.2           Payments Within Twelve Months.  The Company has not made any direct or indirect payments (in cash, securities or otherwise) (i) to any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company, (ii) to any FINRA member or (iii) to any person or entity that has any direct or indirect affiliation or association with any FINRA member, within the twelve months prior to the Effective Date, other than payments to the Representative in connection with the Offering.

2.18.3           Use of Proceeds.  None of the net proceeds of the Offering and Private Placement will be paid by the Company to any participating FINRA member or its affiliates, except as specifically authorized herein and except as may be paid in connection with a Business Transaction as contemplated by the Sale Preliminary Prospectus.

2.18.4           Insiders’ FINRA Affiliation.  Except as disclosed in the Registration Statement, the Sale Preliminary Prospectus, or the Prospectus, no officer, director or any beneficial owner of the Company’s unregistered securities has any direct or indirect affiliation or association with any FINRA member, as determined in accordance with the rules and regulations of FINRA.  The Company will advise the Representative and its counsel if it learns that any officer, director or owner of at least 5% of the Company’s outstanding shares of Common Stock is or becomes an affiliate or associated person of a FINRA member participating in the Offering.

2.19       Foreign Corrupt Practices Act; Patriot Act.

2.19.1           Foreign Corrupt Practices Act.  Neither the Company nor any of the Insiders or any other person acting on behalf of the Company has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company (or assist it in connection with any actual or proposed transaction) that (i) might subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past, might have had a material adverse effect on the assets, business or operations of the Company as reflected in any of the financial statements contained in the Prospectus or (iii) if not continued in the future, might adversely affect the assets, business, operations or prospects of the Company.  The Company’s internal accounting controls and procedures are sufficient to cause the Company to comply with the Foreign Corrupt Practices Act of 1977, as amended.

2.19.2           Patriot Act.  Neither the Company nor any Company affiliates have violated: (i) the Bank Secrecy Act, as amended, (ii) the Money Laundering Control Act of 1986, as amended, or (iii) the Uniting and Strengthening of America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, and/or the rules and regulations promulgated under any such law, or any successor law.

2.20       Officers’ Certificate.  Any certificate signed by any duly authorized officer of the Company and delivered to you or to your counsel shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

2.21       Warrant Agreement.  The Company has entered into a warrant agreement with respect to the Warrants with AST substantially in the form annexed to the Registration Statement (“Warrant Agreement”).

2.22       Agreements With Insiders.

2.22.1           Insider Letters.  The Company has caused to be duly executed legally binding and enforceable agreements (except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (ii) as enforceability of any indemnification, contribution or noncompete provision may be limited under the Federal, foreign and state securities laws, and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought) the form of which is annexed to the Registration Statement (“Insider Letters”), pursuant to which each of the Insiders of the Company agree to certain matters, including but not limited to, certain matters described as being agreed to by them under the “Proposed Business” section of the Sale Preliminary Prospectus and the Prospectus.

2.22.2           Lockup and Cancellation of Shares.  The Insiders have agreed to the lockup with respect to the shares of Common Stock owned by the Insiders (the “Insiders’ Shares”) and the cancellation of such Insider Shares as set forth in the Prospectus and the Insider Letters.

2.22.3           No Fiduciary Relationship in Pricing.  The Company acknowledges and agrees that (i) the purchase and sale of the Units pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the several Underwriters, (ii) in connection therewith and with the process leading to such transaction, each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv)  the Company has consulted its own legal and financial advisors to the extent it deemed appropriate.  The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

2.22.4           Warrant Subscription Agreement.  The Company has entered into the Subscription Agreement with the Insiders with respect to the purchase of the Insider Warrants.  Each of the Insiders and the Company have delivered executed copies of the Subscription Agreement and the Insiders will deliver the purchase price on or before the Closing Date.  Pursuant to the Subscription Agreement, all of the proceeds from the sale of the Insider Warrants will be held by the Company outside of the Trust Account.

2.23         Investment Management Trust Agreement.  The Company has entered into the Trust Agreement with respect to certain proceeds of the Offering substantially in the form annexed as Exhibit 10.1 to the Registration Statement.

2.24         No Existing Non-Competition Agreements.  No Insider or other employee of the Company is subject to any non-competition agreement or non-solicitation agreement with any employer or prior employer which could materially affect his ability to be an employee, officer and/or director of the Company.

2.25         Investments.  The Company is not and, after giving effect to the Offering and sale of the Securities and the application of the proceeds thereof as described in the Sale Preliminary Prospectus and the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

2.26         Subsidiaries.  The Company does not own an interest in any corporation, partnership, limited liability company, joint venture, trust or other business entity.

2.27         Related Party Transactions.  There are no business relationships or related party transactions involving the Company or any other person required to be described in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus that have not been described as required.

2.28         Data.  The statistical, industry-related and market-related data included in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived.

2.29         Business Transactions.  The Company does not have any specific Business Transaction under consideration or contemplation and the Company has not (nor has anyone on its behalf) contacted any potential target business or had any discussions, formal or otherwise, with respect to such a transaction.

2.30         Distribution of Offering Material By the Company. The Company has not distributed and will not distribute, prior to the later of the Closing Date and the completion of the Underwriters’ distribution of the Units, any offering material in connection with the offering and sale of the Units other than the Sale Preliminary Prospectus and the Prospectus, in each case as supplemented and amended.

2.31         No Transfer Taxes. There are no transfer taxes or other similar fees or charges under Federal or foreign law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Units.

2.32         Tax Law Compliance. The Company has filed all necessary Federal, state, local and foreign income and franchise tax returns in a timely manner and has paid all taxes required to be paid by the Company and, if due and payable, any related or similar assessment, fine or penalty levied against the Company, except for any taxes, assessments, fines or penalties as may be being contested in good faith and by appropriate proceedings. The Company has made appropriate provisions in the applicable financial statements referred to in Section 2.6 above in respect of all Federal, state, local and foreign income and franchise taxes for all current or prior periods as to which the tax liability of the Company has not been finally determined.

2.33         Ineligible Issuer.  At the time of filing the Registration Statement and at the date hereof, the Company was and is an “ineligible issuer,” as defined in Rule 405 under the Securities Act. The Company has not made any offer relating to the Securities that would constitute an “issuer free writing Prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing Prospectus,” as defined in Rule 405.

2.34         Nasdaq Rules. As of the effective date of the Registration Statement, the Company’s Board of Directors shall have validly appointed an audit committee and nominating committee whose composition satisfies the requirements of the rules and regulations of the Nasdaq Stock Market (“Nasdaq”), including the phase-in-periods described in the Nasdaq Rules and the Board of Directors and/or audit committee and the nominating committee has each adopted a charter that satisfies the requirements of Nasdaq. Neither the Board of Directors nor the audit committee has been informed, nor is any director of the Company aware, of: (i) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

2.35         Listing of the Public Securities on Nasdaq. The Public Securities have been authorized for listing on the Nasdaq Capital Market.

3.         Covenants of the Company.  The Company covenants and agrees as follows:

3.1         Amendments to Registration Statement.  The Company will deliver to the Representative, prior to filing, any amendment or supplement to the Registration Statement or Prospectus proposed to be filed after the Effective Date and the Company shall not file any such amendment or supplement to which the Representative shall reasonably object.

3.2         Federal Securities Laws.

3.2.1           Compliance.  During the time when a Prospectus is required to be delivered under the Act, the Company will use all reasonable efforts to comply with all requirements imposed upon it by the Act, the Regulations and the Exchange Act and by the regulations under the Exchange Act, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Securities in accordance with the provisions hereof and the Prospectus.  If at any time when a Sale Preliminary Prospectus or Prospectus relating to the Securities is required to be delivered under the Act, any event shall have occurred as a result of which, in the opinion of counsel for the Company or counsel for the Underwriters, the Sale Preliminary Prospectus or the Prospectus, as then amended or supplemented, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Sale Preliminary Prospectus or the Prospectus to comply with the Act, the Company will notify the Representative promptly and prepare and file with the Commission, subject to Section 3.1 hereof, an appropriate amendment or supplement in accordance with Section 10 of the Act.

3.2.2           Filing of Final Prospectus.  The Company will file the Prospectus (in form and substance satisfactory to the Representative) with the Commission pursuant to the requirements of Rule 424 of the Regulations.

3.2.3           Exchange Act Registration.  The Company will use its best efforts to maintain the registration of the Securities under the provisions of the Exchange Act (except in connection with a going-private transaction) for a period of five years from the Effective Date, or until the Company is required to be liquidated if earlier, or, in the case of the Warrants, until the Warrants expire and are no longer exercisable.  The Company will not deregister the Securities under the Exchange Act without the prior written consent of the Representative.

3.2.4           Sarbanes-Oxley Compliance.  As soon as it is legally required to do so, the Company shall take all actions necessary to obtain and thereafter maintain material compliance with each applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder and related or similar rules and regulations promulgated by any other governmental or self regulatory entity or agency with jurisdiction over the Company.

3.3         Ineligible Issuer.  The Company will not make any offer relating to the Securities that would constitute an “issuer free writing Prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing Prospectus,” as defined in Rule 405.

3.4         Blue Sky Filing.  The Company will endeavor in good faith, in cooperation with the Representative, at or prior to the time the Registration Statement becomes effective, to qualify the Securities for offering and sale under the securities laws of such jurisdictions as the Representative may reasonably designate, provided that no such qualification shall be required in any jurisdiction where, as a result thereof, the Company would be subject to service of general process or to taxation as a foreign corporation doing business in such jurisdiction.  In each jurisdiction where such qualification shall be effected, the Company will, unless the Representative agrees that such action is not at the time necessary or advisable, use all reasonable efforts to file and make such statements or reports at such times as are or may be required by the laws of such jurisdiction.  The Company shall pay all filings fees in connection with the qualification of the securities under the securities laws of such jurisdictions as the Representative may reasonably designate.

3.5         Delivery to Underwriters of Preliminary Prospectus, Sale Preliminary Prospectus and Prospectuses.  The Company will deliver to each of the several Underwriters, without charge, from time to time during the period when the Prospectus is required to be delivered under the Act or the Exchange Act such number of copies of each Preliminary Prospectus, Sale Preliminary Prospectus and Prospectus as such Underwriters may reasonably request and, as soon as the Registration Statement or any amendment or supplement thereto becomes effective, deliver to you two original executed Registration Statements, including exhibits, and all post-effective amendments thereto and copies of all exhibits filed therewith or incorporated therein by reference and a copy of all original executed consents of certified experts.

3.6         Effectiveness and Events Requiring Notice to the Representative.  The Company will use its best efforts to cause the Registration Statement to remain effective and will notify the Representative immediately and confirm the notice in writing (i) of the effectiveness of the Registration Statement and any amendment thereto, (ii) of the issuance by the Commission of any stop order or of the initiation, or the threatening, of any proceeding for that purpose, (iii) of the issuance by any state securities commission of any proceedings for the suspension of the qualification of the Public Securities for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose, (iv) of the mailing and delivery to the Commission for filing of any amendment or supplement to the Registration Statement or Prospectus, (v) of the receipt of any comments or request for any additional information from the Commission, and (vi) of the happening of any event during the period described in Section 3.2.3 hereof that, in the judgment of the Company or its counsel, makes any statement of a material fact made in the Registration Statement, the Sale Preliminary Prospectus or the Prospectus untrue or that requires the making of any changes in the Registration Statement, the Sale Preliminary Prospectus or the Prospectus in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  If the Commission or any state securities commission shall enter a stop order or suspend such qualification at any time, the Company will make every reasonable effort to obtain promptly the lifting of such order.

3.7         Review of Quarterly Financial Statements.  Until the earlier of five years from the Effective Date, or until such earlier time upon which the Company is required to be liquidated, the Company, at its expense, shall cause its regularly engaged independent registered public accounting firm to review (but not audit) the Company’s financial statements for each of the first three fiscal quarters prior to the announcement of quarterly financial information.

3.8         Affiliated Transactions.

3.8.1           Business Transactions.  The Company will not consummate a Business Transaction with any entity which is affiliated with any Insider unless the Company obtains an opinion from an independent investment banking firm that may or may not be a member of FINRA that the Business Transaction is fair to the Company’s stockholders from a financial perspective.  No Insider or any affiliate of an Insider shall receive any fees of any type (other than reimbursement of ordinary and customary expenses incurred on behalf of the Company) in connection with any Business Transaction.

3.8.2           Compensation to Insiders.  Except as set forth above in this Section 3.8 and as set forth in the Registration Statement, the Company shall not pay any of the Insiders or any of their affiliates any fees or compensation from the Company, for services rendered to the Company prior to, or in connection with, the consummation of a Business Transaction; provided that the Insiders shall be entitled to reimbursement from the Company for their reasonable out-of-pocket expenses incurred in connection with seeking and consummating a Business Transaction.

3.9       Financial Public Relations Firm.  Promptly after the execution of a definitive agreement for a Business Transaction, the Company shall retain a financial public relations firm reasonably acceptable to the Representative for a term to be agreed on by the Company and the Representative.

3.10       Reports to the Representative.

3.10.1           Periodic Reports, Etc.  For a period of five years from the Effective Date or until such earlier time upon which the Company is required to be liquidated, the Company will furnish to the Representative and its counsel copies of such financial statements and other periodic and special reports as the Company from time to time furnishes generally to holders of any class of its securities, and promptly furnish to the Representative (i) a copy of each periodic report the Company shall be required to file with the Commission, (ii) a copy of every press release and every news item and article with respect to the Company or its affairs which was released by the Company, (iii) a copy of each Form 6-K or Schedules 13D, 13G, 14D-1 or 13E-4 received or prepared by the Company, (iv) two (2) copies of each registration statement filed by the Company with the Commission under the Securities Act, and (v) such additional documents and information with respect to the Company and the affairs of any future subsidiaries of the Company as the Representative may from time to time reasonably request; provided the Representative shall sign, if requested by the Company, a Regulation FD compliant confidentiality agreement which is reasonably acceptable to the Representative and its counsel in connection with the Representative’s receipt of such information.  Documents filed with the Commission pursuant to its EDGAR system shall be deemed to have been delivered to the Representative pursuant to this Section.

3.10.2           Intentionally Omitted.

3.10.3           Secondary Market Trading Maintenance.  Unless the Securities are listed or quoted, as the case may be, on the New York Stock Exchange, the NYSE Amex or quoted on the NASDAQ Global Market or NASDAQ Capital Market, until such earlier time upon which the Company is required to be liquidated or upon consummation of a Business Transaction, the Company shall at the beginning of each fiscal quarter, provide the Representative with a written report detailing those states in which the Securities may be traded in non-issuer transactions under the Blue Sky laws of the fifty States.

3.10.4           Intentionally Omitted.

3.10.5           Intentionally Omitted.

3.11       Disqualification of Form F-1.  Until the earlier of seven years from the date hereof or until the Warrants have expired and are no longer exercisable, the Company will not take any action or actions which may prevent or disqualify the Company’s use of Form F-1 (or other appropriate form) for the registration of the Warrants under the Act (except in connection with a going-private transaction).

3.12       Payment of Expenses.

3.12.1           General Expenses Related to the Offering.  The Company hereby agrees to pay on each of the Closing Date and the Option Closing Date, if any, to the extent not paid at Closing Date, all expenses incident to the performance of the obligations of the Company under this Agreement, including but not limited to (i) the preparation, printing, filing and mailing (including the payment of postage with respect to such mailing) of the Registration Statement, the Preliminary, the Preliminary Sale and Final Prospectuses and the printing and mailing of this Agreement and related documents, including the cost of all copies thereof and any amendments thereof or supplements thereto supplied to the Underwriters in quantities as may be required by the Underwriters, (ii) the printing, engraving, issuance and delivery of the Units, the Common Stock and the Warrants included in the Units, including any transfer or other taxes payable thereon, (iii) filing fees incurred in registering the Offering with FINRA and legal fees and expenses incurred in qualifying the Public Securities under state or foreign securities or Blue Sky laws, if applicable, (iv) fees, costs and expenses incurred in listing the Company on the Nasdaq Stock Market, (v) fees and disbursements of the transfer and warrant agent, (vi) the Company’s expenses associated with “due diligence” and “road show” meetings arranged by the Representative, (vii) the preparation, binding and delivery of velo-bound transaction “bibles,” in form and style reasonably satisfactory to the Representative and (viii) all other actual documented costs and expenses customarily borne by an issuer incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 3.12.1.  If the Offering contemplated by this Agreement is not consummated by reason of the Company electing not to proceed with the Offering, the Company shall reimburse the Underwriters in full for their actual out of pocket expenses, including, without limitation, its legal fees and disbursements and “road show” and due diligence expenses up to an aggregate of $75,000 (less an advance previously paid to the Representative).

3.12.2. Fee on Business Combination. Upon consummation of a Business Combination, the Company and the Underwriters agree that in addition to the expenses payable pursuant to Section 3.12.1, the Company will pay to the Underwriters the Contingent Discount plus interest as described in Section 1.5 hereof.

3.13       Application of Net Proceeds.  The Company will apply the net proceeds from the Offering and Private Placement received by it in a manner consistent with the application described under the caption “Use of Proceeds” in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus.

3.14       Delivery of Earnings Statements to Security Holders.  The Company will make generally available to its security holders as soon as practicable, but not later than the first day of the fifteenth full calendar month following the Effective Date, an earnings statement (which need not be certified by independent public or independent certified public accountants unless required by the Act or the Regulations, but which shall satisfy the provisions of Rule 158(a) under Section 11(a) of the Act) covering a period of at least twelve consecutive months beginning after the Effective Date.

3.15           [Intentionally omitted].

3.16           Stabilization.  Neither the Company, nor, to its knowledge, any of its employees, directors or stockholders (without the consent of the Representative) has taken or will take, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to  cause or result in, under the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

3.17           Existing Lock-Up Agreement. The Company will enforce all existing agreements between the Company and any of its security holders that prohibit the sale, transfer, assignment, pledge or hypothecation of any of the Securities in connection with the Offering. In addition, the Company will direct the Transfer Agent to place stop transfer restrictions upon any such Securities of the Company that are bound by such existing “lock-up” agreements for the duration of the periods contemplated in such agreements.

3.18           Internal Controls.  The Company will maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

3.19           Accountants.  Until the earlier of five years from the Effective Date or until such earlier time upon which the Company is required to be liquidated, the Company shall retain WSB or another independent registered public accounting firm reasonably acceptable to the Representative.

3.20           Form 6-K.  The Company shall, on the date hereof, retain its independent registered public accounting firm to audit the financial statements of the Company as of the Closing Date (“Audited Financial Statements”) reflecting the receipt by the Company of the proceeds of the Offering.  As soon as the Audited Financial Statements become available, the Company shall immediately file a Current Report on Form 6-K with the Commission, which Report shall contain the Company’s Audited Financial Statements.

3.21           Notice to FINRA. For a period of ninety days after the date of the Prospectus, in the event any person or entity (regardless of any FINRA affiliation or association but excluding attorneys, accountants, engineers, environmental or labor consultants, investigatory firms, technology consultants and specialists and similar service providers that are not affiliated with or associated with FINRA and are not brokers or finders) is engaged, in writing, to assist the Company in its search for a target business or to provide any other services in connection therewith, the Company will provide the following to FINRA and the Representative prior to the consummation of the Business Transaction: (i) complete details of all services and copies of agreements governing such services (which may be appropriately redacted to account for privilege or confidentiality concerns); and (ii) justification as to why the person or entity providing the merger and acquisition services should not be considered an “underwriter and related person” with respect to the Offering, as such term is defined in Rule 5110 of the FINRA Manual. The Company also agrees that, if required by law, proper disclosure of such arrangement or potential arrangement will be made in the proxy statement which the Company will file for purposes of soliciting stockholder approval for the Business Transaction.

3.22       FINRA.  The Company shall advise FINRA if it is aware that any 5% or greater stockholder of the Company becomes an affiliate or associated person of a FINRA member participating in the distribution of the Company’s Securities.

3.23       Corporate Proceedings.  All corporate proceedings and other legal matters necessary to carry out the provisions of this Agreement and the transactions contemplated hereby shall done to the reasonable satisfaction to counsel for the Underwriters.

3.24       Investment Company.  The Company shall cause the proceeds of the Offering to be held in the Trust Account to be invested only in “government securities” with specific maturity dates or in money market funds as set forth in the Trust Agreement and disclosed in the Registration Statement, Sale, Preliminary Prospectus or Prospectus.  The Company will otherwise conduct its business in a manner so that it will not become subject to the Investment Company Act of 1940, as amended.  Furthermore, once the Company consummates a Business Transaction, it will be engaged in a business other than that of investing, reinvesting, owning, holding or trading securities.

3.25       Intentionally Omitted.

3.26       Amendments to Articles of Incorporation.

3.26.1           The Company covenants and agrees, that prior to its initial Business Transaction it will not (i) seek to amend or modify its Articles of Incorporation, including, but not limited to Article 8 of its Articles of Incorporation without the prior written approval of at least sixty five (65%) of all of the then outstanding shares of Common Stock of the Company and (ii) notwithstanding clause (i) above, propose any amendment to its Articles of Incorporation that would affect the substance or timing of the Company's obligations as described in Section 8.2 of the Articles of Incorporation with respect to the Redemption Rights of Public Shareholders (as defined in the Articles of Incorporation).

3.26.2           The Company acknowledges that the purchasers of the Public Securities in the Offering shall be deemed to be third party beneficiaries of this Agreement and specifically this Section 3.26.

3.27       Cancellation of Shares of Common Stock. In the event the Over-allotment Option is not exercised in full, the Company shall immediately cancel on the earlier of (i) the 46th day following the Effective Date or (ii) the date the Underwriters exercise the Over-allotment Option for less than the full number of Option Units (and notify the Company that they will not exercise the Over-allotment Option with respect to any other Option Units), a number of the shares of Common Stock held by the Insiders immediately prior to the Closing (up to an aggregate of 180,000 shares of Common Stock) such that immediately following the cancellation of such shares of Common Stock, the Insiders shall own a number of shares of Common Stock (not including shares of Common Stock issuable upon exercise of the Insider Warrants or any shares purchased by the Insiders in the offering contemplated hereby or in the public market after the offering contemplated hereby) equal to 20% of the outstanding shares of Common Stock of the Company immediately following the Closing.

4.         Conditions of Underwriters’ Obligations.  The obligations of the several Underwriters to purchase and pay for the Units, as provided herein, shall be subject to the continuing accuracy of the representations and warranties of the Company as of the date hereof and as of each of the Closing Date and the Option Closing Date, if any, to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof and to the performance by the Company of its obligations hereunder and to the following conditions:

4.1         Regulatory Matters.

4.1.1           Effectiveness of Registration Statement.  The Registration Statement shall have become effective not later than 5:00 p.m., New York time, on the date of this Agreement or such later date and time as shall be consented to in writing by you, and, at each of the Closing Date and the Option Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for the purpose shall have been instituted or shall be pending or contemplated by the Commission and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters.

4.1.2           FINRA Clearance.  By the Effective Date, the Representative shall have received clearance from FINRA as to the amount of compensation allowable or payable to the Underwriters as described in the Registration Statement.

4.1.3           No Blue Sky Stop Orders.  No order suspending the sale of the Units in any jurisdiction designated by you pursuant to Section 3.4 hereof shall have been issued on either on the Closing Date or the Option Closing Date, and no proceedings for that purpose shall have been instituted or shall be contemplated.

4.1.4           Nasdaq Listing. The Public Securities shall have been approved for listing on the Nasdaq Capital Market.

4.2         Company Counsel Matters.

4.2.1           Closing Date and Option Closing Date Opinion of Counsel.  On the Closing Date and the Option Closing Date, if any, the Representative shall have received the favorable opinion of Ellenoff Grossman & Schole LLP and Reeder & Simpson P.C., the Company’s counsel in the Republic of the Marshall Islands, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Representative and in form and substance satisfactory to counsel for the Underwriters.

4.2.2           Reliance.  In rendering such opinion, such counsel may rely (i) as to matters involving the application of laws other than the laws of the United States and jurisdictions in which they are admitted, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to counsel for the Underwriters) of other counsel reasonably acceptable to counsel for the Underwriters, familiar with the applicable laws, and (ii) as to matters of fact, to the extent they deem proper, on certificates or other written statements of officers of the Company and officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company, provided that copies of any such statements or certificates shall be delivered to the Underwriters’ counsel if requested.  The opinion of counsel for the Company and any opinion relied upon by such counsel for the Company shall include a statement to the effect that it may be relied upon by counsel for the Underwriters in its opinion delivered to the Underwriters.

4.3         Cold Comfort Letter.  At the time this Agreement is executed, and at each of the Closing Date and the Option Closing Date, if any, you shall have received a letter, addressed to the Representative and in form and substance satisfactory in all respects (including the non-material nature of the changes or decreases, if any, referred to in clause (iii) below) to you and to counsel for the Underwriters from WSB dated, respectively, as of the date of this Agreement and as of the Closing Date and the Option Closing Date, if any:

(i)           Confirming that they are independent accountants with respect to the Company within the meaning of the Act and the applicable Regulations and that they have not, during the periods covered by the financial statements included in the Preliminary Prospectus, Sale Preliminary Prospectus and the Prospectus, provided to the Company any non-audit services, as such term is used in Section 10A(g) of the Exchange Act;

(ii)           Stating that in their opinion the financial statements of the Company included in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the published Regulations thereunder;

(iii)           Stating that, on the basis of their review which included a reading of the latest available unaudited interim financial statements of the Company (with an indication of the date of the latest available unaudited interim financial statements), a reading of the latest available minutes of the stockholders and board of directors and the various committees of the board of directors, consultations with officers and other employees of the Company responsible for financial and accounting matters and other specified procedures and inquiries, nothing has come to their attention which would lead them to believe that (a) the unaudited financial statements of the Company included in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Regulations or are not fairly presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements of the Company included in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus, or (b) at a date not later than five days prior to the Effective Date, Closing Date or Option Closing Date, as the case may be, there was any change in the capital stock or long-term debt of the Company, or any decrease in the stockholders’ equity of the Company as compared with amounts shown in the balance sheet included in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus, other than as set forth in or contemplated by the Registration Statement, the Sale Preliminary Prospectus and the Prospectus or, if there was any decrease, setting forth the amount of such decrease, and (c) during the period from the balance sheet date to a specified date not later than five days prior to the Effective Date, Closing Date or Option Closing Date, as the case may be, there was any decrease in revenues, net earnings or net earnings per share of Common Stock, in each case as compared with the corresponding period in the preceding year and as compared with the corresponding period in the preceding quarter, other than as set forth in or contemplated by the Registration Statement the Sale Preliminary Prospectus and the Prospectus, or, if there was any such decrease, setting forth the amount of such decrease;

(iv)           Setting forth, at a date not later than five days prior to the Effective Date, the amount of liabilities of the Company (including a break-down of commercial papers and notes payable to banks);

(v)           Stating that they have compared specific dollar amounts, numbers of shares, percentages of revenues and earnings, statements and other financial information pertaining to the Company set forth in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus in each case to the extent that such amounts, numbers, percentages, statements and information may be derived from the general accounting records, including work sheets, of the Company and excluding any questions requiring an interpretation by legal counsel, with the results obtained from the application of specified readings, inquiries and other appropriate procedures (which procedures do not constitute an examination in accordance with generally accepted auditing standards) set forth in the letter and found them to be in agreement;

(vi)           Stating that they have not, since the Company’s incorporation, brought to the attention of the Company’s management any reportable condition related to internal structure, design or operation as defined in the Statement on Auditing Standards No. 60 “Communication of Internal Control Structure Related Matters Noted in an Audit,” in the Company’s internal controls; and

(vii)           Statements as to such other matters incident to the transaction contemplated hereby as you may reasonably request.

4.4         Officers’ Certificates.

4.4.1           Officers’ Certificate.  At each of the Closing Date and the Option Closing Date, if any, the Representative shall have received a certificate of the Company signed by the Chairman of the Board or the President and the Secretary or Assistant Secretary of the Company (in their capacities as such), dated the Closing Date or the Option Closing Date, as the case may be, respectively, to the effect that the Company has performed all covenants and complied with all conditions required by this Agreement to be performed or complied with by the Company prior to and as of the Closing Date, or the Option Closing Date, as the case may be, and that the conditions set forth in Section 4.5 hereof have been satisfied as of such date and that, as of Closing Date and the Option Closing Date, as the case may be, the representations and warranties of the Company set forth in Section 2 hereof are true and correct.  In addition, the Representative will have received such other and further certificates of officers of the Company (in their capacities as such) as the Representative may reasonably request.

4.4.2           Secretary’s Certificate.  At each of the Closing Date and the Option Date, if any, the Representative shall have received a certificate of the Company signed by the Secretary or Assistant Secretary of the Company, dated the Closing Date or the Option Date, as the case may be, respectively, certifying (i) that the Articles of Incorporation of the Company are true and complete, have not been modified and are in full force and effect, (ii) that the resolutions relating to the public offering contemplated by this Agreement are in full force and effect and have not been modified, (iii) all correspondence between the Company or its counsel and the Commission, and (iv) as to the incumbency of the officers of the Company.  The documents referred to in such certificate shall be attached to such certificate.

4.5         No Material Changes.  Prior to and on each of the Closing Date and the Option Closing Date, if any, (i) there shall have been no material adverse change or development involving a prospective material adverse change in the condition or prospects or the business activities, financial or otherwise, of the Company from the latest dates as of which such condition is set forth in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus, (ii) no action suit or proceeding, at law or in equity, shall have been pending or threatened against the Company or any Insider before or by any court or Federal, foreign or state commission, board or other administrative agency wherein an unfavorable decision, ruling or finding may materially adversely affect the business, operations, prospects or financial condition or income of the Company, except as set forth in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus, (iii) no stop order shall have been issued under the Act and no proceedings therefor shall have been initiated or threatened by the Commission, and (iv) the Registration Statement, the Sale Preliminary Prospectus and the Prospectus and any amendments or supplements thereto shall contain all material statements which are required to be stated therein in accordance with the Act and the Regulations and shall conform in all material respects to the requirements of the Act and the Regulations, and neither the Registration Statement, the Sale Preliminary Prospectus nor the Prospectus nor any amendment or supplement thereto shall contain any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.6         Delivery of Agreements.

4.6.1           Effective Date Deliveries.  On the Effective  Date, the Company shall have delivered to the Representative executed copies of the Trust Agreement, the Warrant Agreement, and all of the Insider Letters and Subscription Agreement.

4.7         Opinion of Counsel for the Underwriters.  All proceedings taken in connection with the authorization, issuance or sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to you and to counsel for the Underwriters and you shall have received from such counsel a favorable opinion, dated the Closing Date and the Option Closing Date, if any, with respect to such of these proceedings as you may reasonably require.  On or prior to the Effective Date, the Closing Date and the Option Closing Date, as the case may be, counsel for the Underwriters shall have been furnished such documents, certificates and opinions as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in this Section 4.7, or in order to evidence the accuracy, completeness or satisfaction of any of the representations, warranties or conditions herein contained.

4.8         Secondary Market Trading and Standard & Poor’s.  Unless the Public Securities are listed or quoted, as the case may be, on the New York Stock Exchange, the NYSE Amex, the NASDAQ Global Market, or the NASDAQ Capital Market, the Company shall take such other action as may be reasonably requested by the Representative to obtain a secondary market trading exemption in such other states as may be requested by the Representative.

5.           Indemnification.

5.1         Indemnification of Underwriters.

5.1.1           General.  Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless each of the Underwriters, and each dealer selected by you that participates in the offer and sale of the Securities (each a “Selected Dealer”) and each of their respective directors, officers and employees and each person, if any, who controls any such Underwriter (“controlling person”) within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any and all loss, liability, claim, damage and expense whatsoever as incurred to which they or any of them may become subject under the Act, the Exchange Act or any other statute or at common law or otherwise or under the laws of foreign countries, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in (i) any Preliminary Prospectus, the Registration Statement, Sale Preliminary Prospectus or the Prospectus (as from time to time each may be amended and supplemented, including, but not limited to any information deemed to be a part thereof pursuant to Rule 430A, Rule 430B or Rule 430C); (ii) any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Securities, including any “road show” or investor presentations made to investors by the Company (whether in person or electronically); (iii) any application or other document or written communication (in this Section 5, collectively called “application”) executed by the Company or based upon written information furnished by the Company  in any jurisdiction in order to qualify the Securities under the securities laws thereof or filed with the Commission, any state securities commission or agency, OTCBB or any securities exchange; or (iv) any post-effective amendments to the Registration Statement or Prospectus or new Registration Statement or Prospectus filed by the Company with the Commission, any state securities commission or agency, OTCBB or any securities exchange, or the omission or alleged omission from any Preliminary Prospectus, the Registration Statement, the Sale Preliminary Prospectus or the Prospectus or subsequent filing by the Company under clause (iv) of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and to reimburse each Underwriter, each Selected Dealer and each of their respective directors, officers and employees and each controlling person, if any, for any and all expenses (including the fees and disbursements or counsel chosen by Maxim) as such expenses are incurred by such Underwriter, such Selected Dealer or each of their respective directors, officers and employees or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim damage, liability, expense or action; provided however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expenses to the extent, but only to the extent, arising out of or based upon (x) any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company with respect to an Underwriter by or on behalf of such Underwriter expressly for use in any Preliminary Prospectus, the Registration Statement, Sale Preliminary Prospectus or the Prospectus, or any amendment or supplement thereof, or in any application, as the case may be; (y) the use of the Sale Preliminary Prospectus or Prospectus in violation of any stop order or other notice received by any Underwriter indicating the then current Prospectus is not to be used in connection with the sale of any Securities or (z) an Underwriter otherwise failing in its prospectus delivery obligations.  With respect to any untrue statement or omission or alleged untrue statement or omission made in the Preliminary Prospectus, the indemnity agreement contained in this paragraph shall not inure to the benefit of any Underwriter to the extent that any loss, liability, claim, damage or expense of such Underwriter results from the fact that a copy of the Prospectus was not given or sent to the person asserting any such loss, liability, claim or damage at or prior to the written confirmation of sale of the Securities to such person as required by the Act and the Regulations, and if the untrue statement or omission has been corrected in the Prospectus, unless such failure to deliver the Prospectus was a result of non-compliance by the Company with its obligations under Section 3.4 hereof.  The Company agrees promptly to notify the Representative of the commencement of any litigation or proceedings against the Company or any of its officers, directors or controlling persons in connection with the issue and sale of the Securities or in connection with the Registration Statement, the Sale Preliminary Prospectus or the Prospectus.  The indemnity agreement set forth in this Section 5.1 shall be in addition to any liabilities that the Company may otherwise have.

5.2           Indemnification of the Company.  Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the foregoing indemnity from the Company to the several Underwriters, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions made in any Preliminary Prospectus, the Registration Statement, the Sale Preliminary Prospectus, the Prospectus or any amendment or supplement thereto or in any application, in reliance upon, and in strict conformity with, written information furnished to the Company with respect to such Underwriter by or on behalf of the Underwriter expressly for use in such Preliminary Prospectus, the Registration Statement, the Sale Preliminary Prospectus, the Prospectus or any amendment or supplement thereto or in any such application; and to reimburse the Company or any such director, officer or controlling person, if any, for any and all expenses as such expenses are reasonably incurred, in connection with investigating, defending, settling, compromising or paying any such loss, claim damage, liability, expense or action; provided, however, that the obligation of each Underwriter to indemnify the Company (including any director, officer or controlling person thereof, shall be limited to the commissions received by such Underwriter in connection with the Securities underwritten by it.  The Company hereby acknowledges that the only information that the Underwriters have furnished to the Company expressly for use in the Preliminary Prospectus, the Registration Statement, the Sale Preliminary Prospectus, the Prospectus or any amendment or supplement thereto or in any such application, are the statements set forth in the fifth paragraph under the section entitled “Underwriting Terms,” the first paragraph under the section entitled “Pricing of Securities,” the section entitled “Over Allotment and Stabilizing Transactions,” and the names of the underwriters, each under the caption “Underwriting” in the Prospectus.  The indemnity agreement set forth in this Section 5.2 shall be in addition to any liabilities that each Underwriter may otherwise have.

5.3           Notifications and Other Indemnification Procedures.  Promptly after receipt by an indemnified party under this Section 5 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 5, notify the indemnifying party in writing of the commencement thereof, but the failure to so notify the indemnifying party (i) will not relieve it from liability under paragraph 5.1 or 5.2 above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph 5.1 or 5.2 above. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 5 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the provision to the preceding sentence reasonably approved by the indemnifying party (or by Maxim in the case of Section 5.2), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

5.4           Settlements.  The indemnifying party under this Section 5 shall not be liable for any settlement of any proceeding effected without its written consent, which shall not be withheld, delayed or conditioned unreasonably, but if settled with such consent or if there is a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 5.3 hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (y) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

5.5           Contribution.

5.5.1           Contribution Rights.  In order to provide for just and equitable contribution under the Act in any case in which (i) any person entitled to indemnification under this Section 5 makes claim for indemnification pursuant hereto but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 5 provides for indemnification in such case, or (ii) contribution under the Act, the Exchange Act or otherwise may be required on the part of any such person in circumstances for which indemnification is provided under this Section 5, then, and in each such case, the Company and the Underwriters shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and the Underwriters, as incurred, in such proportions that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount appearing on the cover page of the Prospectus bears to the initial offering price appearing thereon and the Company is responsible for the balance; provided, that, no person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters shall contribute in such proportion as is appropriate to reflect the relative fault of the Company and the Underwriters in connection with the actions or omissions which resulted in such loss, claim, damage, liability or action, as well as any other relevant equitable considerations.  The relative fault of the Company and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  Notwithstanding the provisions of this Section 5.5.1, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Securities underwritten by it and distributed to the public.  For purposes of this Section, each director, officer and employee of an Underwriter or the Company, as applicable, and each person, if any, who controls an Underwriter or the Company, as applicable, within the meaning of Section 15 of the Act shall have the same rights to contribution as the Underwriters or the Company, as applicable.

5.5.2           Contribution Procedure.  Within fifteen days after receipt by any party to this Agreement (or its representative) of notice of the commencement of any action, suit or proceeding, such party will, if a claim for contribution in respect thereof is to be made against another party (“contributing party”), notify the contributing party of the commencement thereof, but the omission to so notify the contributing party will not relieve it from any liability which it may have to any other party other than for contribution hereunder.  In case any such action, suit or proceeding is brought against any party, and such party notifies a contributing party or its representative of the commencement thereof within the aforesaid fifteen days, the contributing party will be entitled to participate therein with the notifying party and any other contributing party similarly notified.  Any such contributing party shall not be liable to any party seeking contribution on account of any settlement of any claim, action or proceeding effected by such party seeking contribution on account of any settlement of any claim, action or proceeding effected by such party seeking contribution without the written consent of such contributing party.  The contribution provisions contained in this Section are intended to supersede, to the extent permitted by law, any right to contribution under the Act, the Exchange Act or otherwise available.  The Underwriters’ obligations to contribute pursuant to this Section 5.3 are several and not joint.

6.           Default by an Underwriter.

6.1           Default Not Exceeding 10% of Firm Units or Option Units.  If any Underwriter or Underwriters shall default in its or their obligations to purchase the Firm Units or the Option Units, if the Over-Allotment Option is exercised, hereunder, and if the number of the Firm Units or Option Units with respect to which such default relates does not exceed in the aggregate 10% of the number of Firm Units or Option Units that all Underwriters have agreed to purchase hereunder, then such Firm Units or Option Units to which the default relates shall be purchased by the non-defaulting Underwriters in proportion to their respective commitments hereunder.

6.2           Default Exceeding 10% of Firm Units or Option Units.  In the event that the default addressed in Section 6.1 above relates to more than 10% of the Firm Units or Option Units, you may in your discretion arrange for yourself or for another party or parties to purchase such Firm Units or Option Units to which such default relates on the terms contained herein.  If within one Business Day after such default relating to more than 10% of the Firm Units or Option Units you do not arrange for the purchase of such Firm Units or Option Units, then the Company shall be entitled to a further period of one Business Day within which to procure another party or parties satisfactory to you to purchase said Firm Units or Option Units on such terms.  In the event that neither you nor the Company arrange for the purchase of the Firm Units or Option Units to which a default relates as provided in this Section 6, this Agreement will be terminated by you or the Company without liability on the part of the Company (except as provided in Sections 3.12 and 5 hereof) or the several Underwriters (except as provided in Section 5 hereof); provided, however, that if such default occurs with respect to the Option Units, this Agreement will not terminate as to the Firm Units; and provided further that nothing herein shall relieve a defaulting Underwriter of its liability, if any, to the other several Underwriters and to the Company for damages occasioned by its default hereunder.

6.3           Postponement of Closing Date.  In the event that the Firm Units or Option Units to which the default relates are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, you or the Company shall have the right to postpone the Closing Date or Option Closing Date for a reasonable period, but not in any event exceeding five Business Days, in order to effect whatever changes may thereby be made necessary in the Registration Statement, the Sale Preliminary Prospectus or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment to the Registration Statement or the Prospectus that in the opinion of counsel for the Underwriters may thereby be made necessary.  The term “Underwriter” as used in this Agreement shall include any party substituted under this Section 6 with like effect as if it had originally been a party to this Agreement with respect to such Securities.

7.             [Intentionally omitted].

8.             Additional Covenants.

8.1           Additional Shares or Options.  The Company hereby agrees that until the consummation of a Business Transaction, it shall not issue any shares of Common Stock (except with respect to any exercise of Warrants) or any options or other securities convertible into shares of Common Stock, or any shares of preferred stock or other Securities of the Company which participate in any manner in the Trust Account or which vote as a class with the Common Stock on a Business Transaction.

8.2           Trust Account Waiver Acknowledgment.  The Company hereby agrees that it will use its reasonable best efforts prior to engaging in discussions with any person or entity with which the Company seeks to consummate a Business Transaction (“Target”) or obtaining the services of any vendor to acknowledge in writing whether through a letter of intent, memorandum of understanding or other similar document (and subsequently acknowledges the same in any definitive document replacing any of the foregoing, that (a) it has read the Prospectus and understands that the Company has established the Trust Account, initially in an amount of $48,480,000 (without giving effect to any exercise of the Over-allotment Option) for the benefit of the public stockholders and that, except for a portion of the interest earned on the amounts held in the Trust Account, the Company may disburse monies from the Trust Account only (i) to the holders of the IPO Shares if the Company fails to consummate a Business Transaction within 19 months from the date of the Prospectus, or (ii) to the Company and any redeeming shareholders after or concurrently with the consummation of a Business Transaction and (b) for and in consideration of the Company (i) agreeing to evaluate such Target for purposes of consummating a Business Transaction with it or (ii) agreeing to engage the services of the vendor, as the case may be, such Target or vendor agrees that it does not have any right, title, interest or claim of any kind in or to any monies in the Trust Account (“Claim”) and waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever.  The foregoing letters shall substantially be in the form attached hereto as Exhibits A and B respectively.  The Company may forego obtaining such waivers only if the Company shall have received the approval of its Chief Executive Officer and the approving vote or written consent of at least a majority of its Board of Directors.  The term “IPO Shares” means the shares of Common Stock contained in the Public Securities.

8.3           Insider Letters.  The Company shall not take any action or omit to take any action which would cause a breach of any of the Insider Letters and will not allow any amendments to, or waivers of, such Insider Letters without the prior written consent of the Representative.

8.4           Articles of Incorporation.  The Company shall not take any action or omit to take any action that would cause the Company to be in breach or violation of its Articles of Association.

8.5           Acquisition/Liquidation Procedure.  The Company agrees that it will comply with provisions of Article 8 of its Articles of Incorporation in connection with the consummation of a Business Transaction or the failure to consummate a Business Transaction within nineteen (19) months from the date of the Prospectus.

8.6           Rule 419.  The Company agrees that it will use its best efforts to prevent the Company from becoming subject to Rule 419 under the Act prior to the consummation of any Business Transaction, including but not limited to using its best efforts to prevent any of the Company’s outstanding securities from being deemed to be a “penny stock” as defined in Rule 3a-51-1 under the Exchange Act during such period.

8.7           Proxy Materials and Other Information.  The Company shall provide counsel to the Representative with ten copies of the proxy information and all related material filed with the commission in connection with a Business Transaction concurrently with such filing with the commission.  In addition, the Company shall furnish any other state in which its initial public offering was registered, such information as may be requested by such state.

9.           Representations and Agreements to Survive Delivery.  Except as the context otherwise requires, all representations, warranties and agreements contained in this Agreement shall be deemed to be representations, warranties and agreements as of the Closing Dates and such representations, warranties and agreements of the Underwriters and the Company, including the indemnity agreements contained in Section 5 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter, the Company or any controlling person, and shall survive termination of this Agreement or the issuance and delivery of the Securities to the several Underwriters until the earlier of the expiration of any applicable statute of limitations and the seventh anniversary of the later of the Closing Date or the Option Closing Date, if any, at which time the representations, warranties and agreements shall terminate and be of no further force and effect.

10.           Effective Date of This Agreement and Termination Thereof.

10.1           Effective Date.  This Agreement shall become effective on the Effective Date at the time the Registration Statement is declared effective by the Commission.

10.2           Termination.  You shall have the right to terminate this Agreement at any time prior to the Closing Date, (i) if any domestic or international event or act or occurrence has materially disrupted, or in your reasonable opinion will in the immediate future materially disrupt, general securities markets in the United States; or (ii) if trading on the New York Stock Exchange, the NYSE Amex, the NASDAQ Global Market, the NASDAQ Capital Market or on the OTC Bulletin Board (or successor trading market) shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been fixed, or maximum ranges for prices for securities shall have been required on the NYSE Amex, the NASDAQ Global Market, the NASDAQ Capital Market or on the OTC Bulletin Board (or successor trading market) or by order of the Commission or any other government authority having jurisdiction, or (iii) if the United States shall have become involved in a new war or an increase in major hostilities, or (iv) if a banking moratorium has been declared by a New York State or Federal authority, or (v) if a moratorium on foreign exchange trading has been declared which materially adversely impacts the United States securities market, or (vi) if the Company shall have sustained a material loss by fire,  flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act which, whether or not such loss shall have been insured, will, in your opinion, make it inadvisable to proceed with the delivery of the Units, or (vii) if any of the Company’s representations, warranties or covenants hereunder are breached, or (viii) if the Representative shall have become aware after the date hereof of such a material adverse change in the conditions or prospects of the Company, or such adverse material change in general market conditions, including without limitation as a result of terrorist activities after the date hereof, as in the Representative’s judgment would make it impracticable to proceed with the offering, sale and/or delivery of the Units or to enforce contracts made by the Underwriters for the sale of the Securities.

10.3           Indemnification.  Notwithstanding any contrary provision contained in this Agreement, any election hereunder or any termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of Section 5 shall not be in any way effected by such election or termination or failure to carry out the terms of this Agreement or any part hereof.

11.          Miscellaneous.

11.1           Notices.  All communications hereunder, except as herein otherwise specifically provided, shall be in writing and shall be mailed, delivered or telecopied and confirmed and shall be deemed given when so delivered or telecopied and confirmed or if mailed, two days after such mailing

If to the Representative:

Maxim Group LLC
405 Lexington Avenue
New York, NY 10174
Attn:  Clifford Teller
Facsimile: (212) 895-3783

Copy to (which shall not constitute notice):

Lowenstein Sandler PC
65 Livingston Avenue
Roseland, NJ 07068
Attn:  Steven Skolnick, Esq.
Facsimile: (973) 597-2477

If to the Company:

90 Kifissias Avenue
Maroussi 15125
Athens, Greece
Attn:  Prokopios (Akis) Tsirigakis
Facsimile: 011-30-8764877

Copy to:

Ellenoff Grossman & Schole LLP
150 East 42nd Street
New York, NY 10017
Attn:  Douglas S. Ellenoff, Esq.
Facsimile: (212) 370-7889

11.2           Headings.  The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

11.3           Amendment.  This Agreement may only be amended by a written instrument executed by each of the parties hereto.

11.4           Entire Agreement.  This Agreement (together with the other agreements and documents being delivered pursuant to or in connection with this Agreement) constitute the entire agreement of the parties hereto with respect to the subject matter hereof and thereof, and supersede all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

11.5           Binding Effect.  This Agreement shall inure solely to the benefit of and shall be binding upon the Representative, the Underwriters, the Company and the controlling persons, directors and officers referred to in Section 5 hereof, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provisions herein contained. This agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and said controlling persons and their respective successors, officers, directors, heirs and legal representatives, and it is not for the benefit of any other person.  The term “successors and assigns” shall not include a purchaser, in its capacity as such, of securities from any of the Underwriters.  The Company acknowledges and agrees that: (i) the sale and issuance of the securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Underwriters; (ii) in connection therewith and with the process leading to the offering, the Underwriters are acting solely as a principal and not the agent or fiduciary of the Company; (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto, including any negotiation related to the pricing of the securities; and (iv) the Company has consulted its own legal and financial advisors to the extent it has deemed appropriate in connection with this Agreement and the offering.

11.6           Governing Law.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction.  The Company hereby agrees that any action, proceeding or claim against it arising out of, or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States of America for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive.  The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.  Any such process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 11.1 hereof.  Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim.  The Company agrees that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys’ fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor.

11.7           Execution in Counterparts.  This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto.  Delivery of a signed counterpart of this Agreement by fax or email/pdf transmission shall constitute valid and sufficient delivery thereof.

11.8           Waiver, Etc.  The failure of any of the parties hereto to at any time enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Agreement or any provision hereof or the right of any of the parties hereto to thereafter enforce each and every provision of this Agreement.  No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

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If the foregoing correctly sets forth the understanding between the Underwriters and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

Very truly yours,

NAUTILUS MARINE ACQUISITION CORP.

By:	/s/ Prokopios (Akis) Tsirigakis
Name:	Prokopios (Akis) Tsirigakis
Title:	Chief Executive Officer

Accepted on the date first
above written.

MAXIM GROUP LLC

By	/s/ Clifford A. Teller
Name: Clifford A. Teller
Title: EMD of Investment Banking

SCHEDULE I

NAUTILUS MARINE ACQUISITION CORP.

4,800,000 Units

Underwriter	Number of Firm Units to be Purchased
Maxim Group LLC	4,000,000

EarlyBirdCapital, Inc.	550,000

Chardan Capital Markets, LLC	250,000

EXHIBIT A

FORM OF TARGET BUSINESS LETTER

Nautilus Marine Acquisition Corp.

Gentlemen:

Reference is made to the Final Prospectus of Nautilus Marine Acquisition Corp. (the “Company”), dated July 14, 2011 (the “Prospectus”).  Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in Prospectus.

We have read the Prospectus and understand that the Company has established the Trust Account, initially in an amount of at least $48,480,000 for the benefit of the Public Stockholders of the Company’s initial public offering (the “Underwriters”) and that, except for a portion of the interest earned on the amounts held in the Trust Account, the Company may disburse monies from the Trust Account only: (i) to the Public Stockholders if the Company fails to consummate a Business Transaction within 19 months from the date of the Prospectus or (iii) to the Company and any redeeming shareholders after or concurrently with the consummation of a Business Transaction.

For and in consideration of the Company agreeing to evaluate the undersigned for purposes of consummating a Business Transaction with it, the undersigned hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies in the Trust Account (each, a “Claim”) and hereby waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever.

Print Name of Target Business

Authorized Signature of Target Business

EXHIBIT B

FORM OF VENDOR LETTER

Nautilus Marine Acquisition Corp.

Gentlemen:

Reference is made to the Final Prospectus of Nautilus Marine Acquisition Corp. (the “Company”), dated July 14, 2011 (the “Prospectus”).  Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in Prospectus.

We have read the Prospectus and understand that the Company has established the Trust Account, initially in an amount of at least $48,480,000 for the benefit of the Public Stockholders of the Company’s initial public offering (the “Underwriters”) and that, except for a portion of the interest earned on the amounts held in the Trust Account, the Company may disburse monies from the Trust Account only: (i) to the Public Stockholders if the Company fails to consummate a Business Transaction within 19 months from the date of the Prospectus or (ii) to the Company and any redeeming shareholders after or concurrently with the consummation of a Business Transaction.

For and in consideration of the Company agreeing to engage the services of the undersigned, the undersigned hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies in the Trust Account (each, a “Claim”) and hereby waives any Claim it may have in the future as a result of, or arising out of, any services provided to the Company and will not seek recourse against the Trust Account for any reason whatsoever.

Print Name of Vendor

Authorized Signature of Vendor